UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

READING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-3885184
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Non-voting Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
Class B Voting Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-68364

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant's class A non-voting common stock, par value $0.01 per share, and class B voting common stock, par value $0.01 per share (collectively, the "Common Stock"), to be registered hereunder, reference is made to the information under the heading, “Description of Citadel Capital Stock,” in the Registrant's Registration Statement on Form S-4 (Registration No. 333-68364) filed with the Securities and Exchange Commission on August 24, 2001, as amended on November 16, 2001, December 6, 2001, and December 11, 2001, including any report filed for the purpose of updating such description, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Common Stock registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

READING INTERNATIONAL, INC.

Date: August 3, 2009	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer